As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FERROVIAL SE

(Exact name of registrant as specified in its charter)

The Netherlands	98-1732985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gustav Mahlerplein 61-63

Symphony Towers, 14th Floor

1082 MS Amsterdam

The Netherlands

Tel: +31 20 798 37 00

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2022 PERFORMANCE-BASED SHARE PLAN OF FERROVIAL SE 2020-2022 FOR EXECUTIVE DIRECTORS AND SENIOR MANAGEMENT

2022 PERFORMANCE-BASED SHARE PLAN OF FERROVIAL SE 2020-2022 FOR EXECUTIVES

2023 PERFORMANCE-BASED SHARE PLAN OF FERROVIAL SE 2023-2025 FOR EXECUTIVE DIRECTORS AND SENIOR MANAGEMENT

2023 PERFORMANCE-BASED SHARE PLAN OF FERROVIAL SE 2023-2025 FOR EXECUTIVES

2024 PERFORMANCE-BASED SHARE PLAN OF FERROVIAL SE 2023-2025 FOR EXECUTIVE DIRECTORS AND SENIOR MANAGEMENT

2024 PERFORMANCE-BASED SHARE PLAN OF FERROVIAL SE 2023-2025 FOR EXECUTIVES

PLAN TO RECEIVE REMUNERATION THROUGH THE DELIVERY OF FERROVIAL SE SHARES 2025-2029

(Full title of the plan)

CT Corporation System

28 Liberty Street, 42nd Floor

New York, NY 10005

Attn: GM

(Name and address for agent for service)

212-894-8940

(Telephone number, including area code, of agent for service)

Copies to:
M. Ryan Benedict Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710 4669	Tijmen Klein Bronsvoort De Brauw Blackstone Westbroek N.V. Burgerweeshuispad 201 1076 GR Amsterdam The Netherlands +31 20 577 1357

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents previously filed with the Commission by Ferrovial SE (the “Registrant’) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, accepted on February 27, 2025 and filed with the Commission on February 28, 2025 (File No. 001-41912); and

(b) the description of the Registrant’s ordinary shares, €0.01 par value per share, contained in Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, accepted on February 27, 2025 and filed with the Commission on February 28, 2025 (File No. 001-41912), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent designated therein, certain Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents. Reports on Form 6-K that the Registrant furnishes to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K so states that it is incorporated by reference herein.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under Dutch law, the management of a company is a joint undertaking and each director can be held jointly and severally liable to the Registrant for damages in the event of improper or negligent performance of their duties. Directors may incur additional specific civil liabilities (including vis-à-vis third parties) and criminal liabilities. All directors are jointly and severally liable for failure of one or more co-directors. An individual director is only exempted from liability if he or she proves that he or she cannot be held seriously culpable for the mismanagement and that he has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a director may, however, refer to the allocation of tasks between the directors.

The Registrant has not itself indemnified, neither in its articles of association or otherwise, the members of the Board of Directors. The Registrant does maintain insurance to insure its directors and officers against certain liability relating to their conduct in their capacity as director or officer, subject to certain limitations, including that the coverage of such insurance does not apply in case of a deliberately dishonest or a deliberately fraudulent act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

 Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit
4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F (File No. 001-41912) filed on January 5, 2024).
5.1*	Opinion of De Brauw Blackstone Westbroek N.V.
23.1*	Consent of Ernst & Young, S.L., Independent Registered Public Accounting Firm.
23.2*	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
99.1*+	English translation of 2022 General Conditions of the Performance-Based Share Plan of the Registrant for Executive Directors and Senior Management 2020-2022, together with the form of Specific Conditions thereunder.
99.2*+	English translation of 2022 General Conditions of the Performance-Based Share Plan of the Registrant for Executives 2020-2022, together with the form of Specific Conditions thereunder.
99.3*+	English translation of 2023 General Conditions of the Performance-Based Share Plan of the Registrant for Executive Directors and Senior Management 2023-2025, together with the form of Specific Conditions thereunder.

Exhibit Number	Description of Exhibit
99.4*+	English translation of 2023 General Conditions of the Performance-Based Share Plan of the Registrant for Executives 2023-2025, together with the form of Specific Conditions thereunder.
99.5*+	English translation of 2024 General Conditions of the Performance-Based Share Plan of the Registrant for Executive Directors and Senior Management 2023-2025, together with the form of Specific Conditions thereunder.
99.6*+	English translation of 2024 General Conditions of the Performance-Based Share Plan of the Registrant for Executives 2023-2025, together with the form of Specific Conditions thereunder.
99.7*	English translation of Form of Certificate of Units Allocated under the Performance-Based Share Plans of the Registrant.
99.8*	English translation of General Conditions of the Plan to Receive Remuneration Through the Delivery of Ferrovial SE Shares 2025-2029.
107*	Filing Fee Table.

* Filed herewith.

+ Certain portions of this exhibit (indicated by “[***]”) have been redacted because the Registrant customarily and actually treats the redacted information as private or confidential and the omitted information is not material.

Item 9.   Undertakings.

(a)           The Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

          (iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ignacio Madridejos Fernández and Ernesto López Mozo, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on February 28, 2025.

FERROVIAL SE

By:	/s/ Ignacio Madridejos Fernández
Name:	Ignacio Madridejos Fernández
Title:	Chief Executive Officer

By:	/s/ Ernesto López Mozo
Name:	Ernesto López Mozo
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rafael del Pino Calvo-Sotelo	Chairman of the Board and Executive Director	February 28, 2025
Rafael del Pino Calvo-Sotelo

/s/ Óscar Fanjul Martin	Vice Chairman of the Board	February 28, 2025
Óscar Fanjul Martin

/s/ Ignacio Madridejos Fernández	Chief Executive Officer and Executive Director	February 28, 2025
Ignacio Madridejos Fernández	(Principal Executive Officer)

/s/ María del Pino	Director	February 28, 2025
María del Pino

/s/ José Fernando Sánchez-Junco	Director	February 28, 2025
José Fernando Sánchez-Junco

/s/ Philip Bowman	Director	February 28, 2025
Philip Bowman

/s/ Hanne Sørensen	Director	February 28, 2025
Hanne Sørensen

/s/ Bruno Di Leo	Director	February 28, 2025
Bruno Di Leo

/s/ Juan Hoyos	Lead Director	February 28, 2025
Juan Hoyos

/s/ Gonzalo Urquijo	Director	February 28, 2025
Gonzalo Urquijo

/s/ Hildegard Wortmann	Director	February 28, 2025
Hildegard Wortmann

/s/ Alicia Reyes	Director	February 28, 2025
Alicia Reyes

/s/ Ernesto López Mozo	Chief Financial Officer	February 28, 2025
Ernesto López Mozo	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ferrovial SE, has signed this registration statement in the City of Houston, Texas on February 28, 2025.

Ferrovial Holding US Corp.
(Authorized Representative in the United States)

By:	/s/ Matthew W. Little
Name:	Matthew W. Little
Title:	President